Exhibit 2.4

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

        This Amendment to Stock Purchase Agreement is dated as of June 25, 1999, by and between QUESTRON DISTRIBUTION LOGISTICS, INC. a Delaware corporation ("QDL"), QUESTRON TECHNOLOGY, INC., a Delaware corporation ("Questron"), JAMES
R. GILCHRIST ("Gilchrist"), CAPITAL FASTENERS, INC., a North Carolina corporation (the "Company") and JAMES R. GILCHRIST REVOCABLE TRUST UNDER AGREEMENT DATED JUNE 25, 1999, JAMES R. GILCHRIST GRANTOR AND TRUSTEE (the "Trust").

                                   WITNESSETH:

        WHEREAS, Questron, QDL, Gilchrist and the Company are parties to a Stock Purchase Agreement dated as of April 26, 1999 (the "Stock Purchase Agreement"), providing for the sale by Gilchrist to QDL of all the issued and outstanding share of capital stock of the Company (the "Shares"); and

        WHEREAS, Gilchrist has transferred to the Trust all of Gilchrist's beneficial and record ownership of the Shares; and

        WHEREAS, the parties now desire to enter into this Amendment to Stock Purchase Agreement, to provide for the addition of the Trust as a party to the Stock Purchase Agreement, for purposes of assuming and performing on a joint and several basis with Gilchrist the obligations of Gilchrist under the Stock Purchase Agreement including, without limitation, the obligations of Gilchrist with respect to the transfer and sale of the Shares;

        NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

        1. The Stock Purchase Agreement is hereby amended to add the Trust as a party to the Stock Purchase Agreement. The Trust hereby undertakes, assumes and agrees to perform all the obligations of Gilchrist as the "Seller" under the Stock Purchase Agreement, in accordance with its terms; provided, however, that Gilchrist shall remain jointly and severally obligated to perform any and all obligations of Seller under the Stock Purchase Agreement, including, but not limited to, any and all of Seller's indemnity obligations under the Stock Purchase Agreement.

        2. The Trust is hereby substituted in place of Gilchrist under the Stock Purchase Agreement for the purpose of transferring to QDL valid record and beneficial title to the Shares in accordance with the Stock Purchase Agreement. The parties acknowledge that payment of the Initial Purchase Price and the Deferred Purchase Price (as such terms are

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defined in the Stock Purchase Agreement), to the extent payable under the Stock
Purchase Agreement, shall be made to the Trust.

        3. The Trust hereby undertakes, assumes and agrees to perform and make, on behalf of itself, the Company and Gilchrist, as and to the fullest extent applicable, all of the representations and warranties, covenants and obligations whatsoever (including, but not limited to, any and all of Seller's indemnity obligations under the Stock Purchase Agreement) of Gilchrist under the Stock Purchase Agreement including, without limitation, the representations and warranties of Gilchrist set forth in Paragraphs 3.1 ("Authority; Due Execution"), 3.5 ("Ownership of Shares"), 3.7 ("No Violation") and 3.31 ("Investment Intent").

        4. Gilchrist acknowledges that nothing herein shall release him from his obligations under the Stock Purchase Agreement including, but not limited to, any and all of Seller's indemnity obligations under the Stock Purchase Agreement. Gilchrist and the Trust acknowledge that their obligations under the Stock Purchase Agreement shall be joint and several.

        5. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the terms, conditions and provisions of the Stock Purchase Agreement. Unless otherwise defined herein all defined terms herein shall have such meaning ascribed to such terms in the Stock Purchase Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.


                                    QUESTRON DISTRIBUTION LOGISTICS, INC.

                                    By:     /s/ Dominic A. Polimeni
                                        ---------------------------------------
                                    Title: Chairman and Chief Executive Officer


                                    QUESTRON TECHNOLOGY, INC.

                                    By:     /s/ Dominic A. Polimeni
                                        ---------------------------------------
                                    Title: Chairman and Chief Executive Officer


                                    /s/ James Gilchrist
                                    -------------------------------------------
                                    James R. Gilchrist


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]

                                          CAPITAL FASTENERS, INC.

                                          By:     /s/ James R. Gilchrist
                                               --------------------------------
                                                  James R. Gilchrist, President



                                          JAMES R. GILCHRIST REVOCABLE TRUST
                                          UNDER AGREEMENT DATED JUNE 25, 1999,
                                          JAMES R. GILCHRIST GRANTOR AND
                                          TRUSTEE

                                          By:     /s/ James R. Gilchrist
                                               --------------------------------
                                                  James R. Gilchrist, Trustee


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